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                                                                   EXHIBIT 10(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference made to our firm under the caption "Experts" and to the use of our report dated March 29, 2002, with respect to the financial statements of Separate Account VA-1 of The American Franklin Life Insurance Company and our report dated February 5, 2002 with respect to the financial statements of The American Franklin Life Insurance Company in the Post-Effective Amendment No. 8 to the Registration Statement (Form N-4, Nos. 333-10489 and 811-07781) of Separate Account VA-1 of The American Franklin Life Insurance Company.


                                                /s/  ERNST & YOUNG LLP
                                                ----------------------




Chicago, Illinois
April 17, 2002